UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2017

Southern Concepts Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)

000-52853	80-0182193
(Commission File Number)	(IRS Employer Identification No.)

2 N. Cascade Avenue, Suite 1400, Colorado Springs, CO 80903
(Address of principal executive offices) (Zip Code)

(719) 265-5821
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 13, 2017, the Company received notice from its independent registered public accounting firm, GHP Horwath, P.C. ("GHP"), that GHP has chosen not to stand for re-appointment as the Company's auditor, and effective as of January 13, 2017, the client-auditor relationship between the Company and GHP Horwath, P.C. has ceased.

GHP has informed us that its employees joined another independent registered public accounting firm effective January 1, 2017. The Company is currently evaluating retention of another independent registered public accounting firm, which will be subject to the approval of the Company's board of directors.

The reports of GHP regarding the Company's financial statements for the fiscal years ended December 31, 2015 and 2014, and for the subsequent period through January 13, 2017, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company's ability to continue as a going concern.  During the Registrant's last two fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent period through January 13, 2017, there were no disagreements with GHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  During the Company's two most recent fiscal years ended December 31, 2015 and 2014, and for the subsequent interim period through January 13, 2017, there was a "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company's internal control over financial reporting. As previously reported, the following control deficiencies were identified that represent material weaknesses as of December 31, 2015; (1) Lack of an independent audit committee or audit committee financial expert.  We have not identified an audit committee financial expert on our board of directors.  These factors are counter to corporate governance practices as defined by the various stock exchanges and may lead to less supervision over management, and (2) Limited staffing within our accounting operations.  The relatively small number of personnel who are responsible for accounting functions prevents us from fully segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to prepare the financial statements and related disclosures as filed with the SEC. Additionally, we did not maintain a sufficient number of financial and accounting staff with the appropriate level of knowledge and experience to ensure that accurate and reliable financial statement of the Company are prepared and reviewed timely in accordance with accounting principles generally accepted in the United States.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished GHP with a copy of this Form 8-K, providing GHP with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertain to GHP and, if not, stating the respect in which it does not agree. A copy of GHP's response is filed as Exhibit 16.1 to this Report.

9.01 Exhibits

Exhibit Number	Description
16.1	Letter from GHP Horwath, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONCEPTS RESTAURANT GROUP, INC.

Date: January 18, 2017	By:	/s/ James Fenlason
James Fenlason, Chief Executive Officer